Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, Len Stigliano, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Novavax, Inc;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. intentionally omitted;
4. intentionally omitted: and
5. intentionally omitted.

Date: December 12, 2008	By:	/s/ Len Stigliano
Vice President, CFO and Treasurer